Exhibit 10.25

                 Agreements, dated November 1997, by and between
                        the Company and The Iron Workers
                           Locals 40, 361 & 417 Joint
                        Security Funds in connection with
                              the EklecCo project.

                                    AGREEMENT

     AGREEMENT made this _____ day of November, 1997, by and between US BRIDGE OF NY, INC. (AUS BRIDGE@) and THE IRON WORKERS LOCALS 40, 361 & 417 JOINT SECURITY FUNDS (Athe FUNDS@);

     WHEREAS, US BRIDGE freely admits that it is indebted to the FUNDS in an amount of approximately One Million Seven Hundred Fifty Thousand Dollars, ($1,750,000.00), the exact amount of such indebtedness to be determined by an audit as hereinafter described, on account of work performed by Iron Workers in the geographical jurisdiction of LOCAL UNION NO. 417, INTERNATIONAL ASSOCIATION OF BRIDGE, STRUCTURAL AND ORNAMENTAL IRON WORKERS, AFL-CIO at the Nyack Mall (Palisades Center) in Nyack, New York (the APROJECT@) during the year 1997 and up to and including October 8, 1997 or thereabouts; and

     WHEREAS, the Parties are cognizant of US BRIDGE=s position that US BRIDGE=S aforesaid indebtedness was incurred as a result of a contractual dispute between US BRIDGE and the owner of the said project, Nyack Mall (Palisades Center) Jobsite, Eklec Co., Inc., (Athe OWNER@), which led to the cancellation of US BRIDGE=s contract with the OWNER on or about October 8, 1997; and WHEREAS, US BRIDGE has filed a lien against the subject jobsite property in the amount of Thirteen Million, Six Hundred Forty Thousand, Seven Hundred Forty-Seven Dollars ($13,640,747.00) with the County Clerk of the County of Rockland, State of New York, (hereinafter the ALIEN@) and, intends to institute an action to foreclosure on the lien at the earliest possible time; and

     WHEREAS, US BRIDGE affirmatively represents that the OWNER is holding a contractual retainage of sums due and owing to US BRIDGE for work performed at the jobsite, the amount of said retainage is approximated to be between One Million One Hundred Thousand Dollars ($1,100,000.00) and One Million Five Hundred Thousand Dollars ($1,500,000.00), and which retainage amount is over and above and in addition to its claims for additional sums due from the OWNER for additional, other and Aextra@ work performed by US BRIDGE at the jobsite; and

     WHEREAS, it is US BRIDGE=s intention that its indebtedness to the FUNDS be resolved, in full, as expeditiously as that can be accomplished, a desire shared by the FUNDS; and

     WHEREAS, the Parties agree that their joint desire to have US BRIDGE=s indebtedness to the FUNDS satisfied in full as expeditiously as possible would be best effectuated without resort to protracted contractual arbitration and or litigation, but would be furthered by the legal recognition of the validity of the FUNDS= claim against US BRIDGE, which would enable the FUNDS, among other remedies available to said FUNDS, to independently pursue collection of this indebtedness independent of US BRIDGE

     NOW, THEREFORE, IT IS AGREED between the Parties that:

     1. US BRIDGE will cooperate in an immediate audit of books and records of US BRIDGE by the FUNDS= auditors, for the period dating since the last regular audit by such auditors, which audit will, among other things, determine the amount due and owing to the FUNDS for work performed by Iron Workers employed by US BRIDGE at the Nyack Mall (Palisades Center) Project in Nyack, New York, (hereinafter, the AIndebtedness@);

     2. US BRIDGE will simultaneously herewith execute an unconditional assignment of any contractual retainage being held by the OWNER of monies due and owing to US BRIDGE for work performed at the Nyack Mall (Palisades Center) Project, such assigned being limited to the extent of the FUNDS= claim against US BRIDGE;

     3. US BRIDGE will immediately execute an unconditional assignment of a portion of its Mechanic=s Lien filed with the County Clerk of the County of Rockland, State of New York against the subject jobsite in the amount of Thirteen Million, Six Hundred Forty Thousand, Seven Hundred Forty-Seven Dollars ($13,640,747.00) as well as all underlying causes of action US BRIDGE intends to assert in an action to foreclose such Mechanic=s Lien, such assignment being limited to the amount of the Indebtedness as determined by the aforesaid audit, subject only to the prior payment of legal fees, costs and expenses incurred by US BRIDGE in the prosecution of such action out of any monies recovered in such foreclosure action;

     4. US BRIDGE agrees to immediately execute an unconditional Confession of Judgment in the amount of the Indebtedness to the FUNDS as revealed by the audit referred to in Paragraph 1 above; and

     5. In consideration of the FUNDS= forbearance from the filing and execution of said Confession of Judgment against US BRIDGE described in Paragraph 4 above, US BRIDGE agrees to a payment schedule as follows which shall be strictly adhered to until all amounts of the said Indebtedness to the FUNDS, including interest on any unpaid balances of 9.5%, running from the date of the aforesaid audit, the costs of the audit and reimbursement of legal fees reasonably incurred by the FUNDS in the collection of such Indebtedness from any source whatsoever: $75,000.00 due and payable on January 1, 1998; and

     At least $25,000.00 due and payable on the first day of every month, commencing March 1, 1998, until such time as the Indebtedness described in the Confession of Judgment, with interest thereon at the rate of 9.5% running from the date of the audit, and the reimbursement to the FUNDS of any legal fees reasonably incurred by the FUNDS in the collection of such Indebtedness from any source whatsoever is accomplished;

     6. It is clearly understood between the Parties that in the event that US BRIDGE shall default in any payment of the payment schedule set forth above, the FUNDS shall have the right, on ten (10) days written notice, to immediately file and execute upon the Confession of Judgment described above against US BRIDGE.

     7. In consideration of all of the foregoing, and conditioned on complete compliance with the terms set forth hereunder by US BRIDGE, the FUNDS agree, for the duration of such continued compliance herewith by US BRIDGE, to forbear from the institution of any legal action whatsoever against US BRIDGE upon the Indebtedness set forth and acknowledged by US BRIDGE herein.

     8. It is understood that the amount to be paid by US BRIDGE shall be reduced by the amount of any recovery by the FUNDS from the OWNER or the amount received from any other source. The aforesaid assignment of lien and the aforesaid assignment of retainage are not duplicative, the amount of each being limited solely to the amount of the Indebtedness and the amount of one is reduced by any recovery on the other or otherwise.


US BRIDGE OF NY, INC.

By:________________________
       Joseph Polito, President


IRON WORKERS LOCALS 40, 361
  & 417 JOINT SECURITY FUNDS
BY THE CO-CHAIRMAN


---------------------------
MARVIN WEINSTEIN


--------------------------
EDWARD WALSH


---------------------------
RAYMOND ZINSER

                     NOTICE OF ASSIGNMENT OF MECHANIC=S LIEN


1.       Name of Assignor:                  U.S. BRIDGE of NY, INC.
                                            53-09 97TH Place
                                            Corona, New York

2.       Name of Assignee:                  LOCALS 40, 361 & 417
                                            JOINT SECURITY FUNDS
                                            451 Park Avenue South
                                            New York, New York

3.       Date of Assignment:                November 13, 1997

         Date Assignment Terminates:        November 13, 1999

4.       Amount of Assignment:              $1,750,000.00.

5.       County Where Property Located:     Rockland County

6. The Assignment is for that portion of the Assignor=s mechanics lien and contract rights which account for unpaid benefit contributions to the Assignee as well as additional costs for interest, attorneys fees, and the costs of an audit.

7.       Location of Property:             9 Cemetery Lane
                                           West Nyack, New York
                                           and/or
                                           10 Cemetery Lane
                                           West Nyack, New York
                                           a/k/a Palisades Power Mall
                                           a/k/a Map 89, Block A, Lot 4.1 and/or
                                           Map 106, Block A, Lot 46

ASSIGNOR                                             ASSIGNEE


----------------------------                       -----------------------------
U.S. BRIDGE of NY, INC.                             JOINT SECURITY FUNDS
By:  Joseph Polito,                                 By:  Edward Walsh,
        President                                        Trustee

Sworn to before me this                             Sworn to before me this
 day of November, 1997.                             day of November, 1997.


-------------------------                           --------------------------
     NOTARY PUBLIC                                        NOTARY PUBLIC

                          ASSIGNMENT OF MECHANICS LIEN
                         AND ASSIGNMENT OF OTHER RIGHTS



     WHEREAS, U.S. BRIDGE OF NY, INC. (AU.S. BRIDGE@) located at 53-09 97th Plaza, Queens, New York, and the IRON WORKERS LOCALS 40, 361 & 417 JOINT SECURITY FUNDS (AJOINT SECURITY FUNDS@ or AFUNDS@) located at 451 Park Avenue South, New York, New York, have entered into an Agreement (Exhibit AA@) providing for inter alia, an audit of U.S. BRIDGE=S books and records to determine the precise amounts due and owing to the JOINT SECURITY FUNDS from U.S. BRIDGE for unpaid benefit contributions for work performed at the Nyack Mall (Palisades Center) project situated in Rockland County; and

     WHEREAS, the parties to this Assignment agree that the amount due and owing
is   approximately   One  Million   Seven   Hundred   Fifty   Thousand   Dollars
($1,750,000.00); and

     WHEREAS, U.S. BRIDGE has filed a Notice of Mechanic=s Lien with the Rockland County Clerk on or about October 14, 1997 in the amount of Thirteen Million Dollars ($13,640,747.00), a copy of which is annexed hereto as Exhibit AB@, which amount includes monies due and owing to the JOINT SECURITY FUNDS for unpaid benefit contributions;

     NOW THEREFORE, IT IS AGREED by and between U.S. BRIDGE and the JOINT SECURITY FUNDS that:

     1. U.S. BRIDGE hereby assigns to the JOINT SECURITY FUNDS pursuant to Lien Law '14, that portion of its mechanic=s lien which accounts for unpaid benefit contributions due and owing to the JOINT SECURITY FUNDS, now determined to be One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00), subject to amendment to reflect the amount actually due as determined by the aforesaid audit.

     2. U.S. BRIDGE hereby assigns to the JOINT SECURITY FUNDS that portion of its mechanic=s lien which accounts for other damages sustained by the JOINT SECURITY FUNDS, including but not limited to, attorneys= fees, interest, and the costs of the above-referenced audit.

     3. U.S. BRIDGE hereby assigns to the JOINT SECURITY FUNDS any and all rights, claims, and/or causes of action it intends to or could assert in an action to foreclose on the above-referenced mechanic=s lien or in any other action which U.S. BRIDGE could maintain against the OWNER for sums claimed to be due and owing to U.S. BRIDGE by the Owner to the extent only of the determined indebtedness of U.S. BRIDGE to the JONT SECURITY FUNDS.

     4. Nothing herein shall be construed as a waiver of any right and/or claim the JOINT SECURITY FUNDS has or may have as against U.S. BRIDGE except to the extent of any amount recovered by the FUNDS based upon this assignment, and the amount of this assignment, shall be reduced by the amount which may be otherwise received, paid to or recovered by the FUNDS.

Dated:       November 18, 1997
             New York, New York

U.S. BRIDGE OF NY, INC.                                Sworn to before me this
                                                       day of November, 1997.

By:________________________________           _________________________________
     JOSEPH POLITO, PRESIDENT                                 NOTARY PUBLIC




JOINT SECURITY FUNDS

By:____________________________                 By:____________________________
       MARVIN WEINSTEIN                                      EDWARD WALSH

     Sworn to before me this                            Sworn to before me this
    day of November, 1997.                               day of November, 1997.

  -----------------------------                     ---------------------------
         NOTARY PUBLIC                                        NOTARY PUBLIC


                                                By:____________________________
                                                            RAYMOND ZINSER

                                                        Sworn to before me this
                                                        day of November, 1997.

                                                   -----------------------------
                                                               NOTARY PUBLIC

                        ASSIGNMENT OF RETAINAGE AGREEMENT

         FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. U.S. BRIDGE of N.Y., INC., (the AAssignor@) hereby assigns to the LOCALS 40, 361 AND 417 JOINT SECURITY FUNDS (the AFUNDS@ or AAssignee@) so much of the retainage currently being held or to be held by EklecCo (the AOwner@ or AObligor@) to which the Assignor is entitled in connection with its Contract # PC-38, and any modifications, amendments and/or change orders thereto, which retainage is now or will become due. Said retainage is assigned to the FUNDS to satisfy, in part, the Assignor s obligations to the FUNDS for employee benefit contributions accrued in connection with the work performed by Local Union 417 Iron Workers at the Palisades Center Project for U.S. Bridge of N.Y., Inc.

     2. The Assignor hereby authorizes the Obligor to pay to the FUNDS out of the retainage due or to become due to the Assignor, up to the amount which is due to the FUNDS.

     3. The FUNDS agree that they will provide an executed affidavit and waiver of lien to the Owner upon receipt of a certified check for any amounts received by the terms of this agreement in the amount received. If payment is made other than by certified funds, the affidavit and waiver will be provided upon clearance of the check by overnight mail.

     4. The FUNDS agree that they will copy the Assignor on all correspondence dealing with payments to the FUNDS.

Dated:            November 18, 1997
                  New York, New York

U.S. BRIDGE OF N.Y., INC.                            Sworn to before me this
                                                     day of November, 1997

By:
Joseph Polito, President                                 NOTARY PUBLIC